Exhibit 99.1


                          Independent Auditors' Report



To the Board of Directors and Stockholders
Lakeland Bancorp, Inc.


We have audited the accompanying consolidated statements of condition of Lakeland Bancorp, Inc. (the "Corporation") and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998. We did not audit the financial statements of High Point Financial Corp. and Metropolitan State Bank, both wholly-owned subsidiaries, which statements reflect, at December 31, 1998 and 1997, total assets constituting 45 percent of the related consolidated total at each date and for each of the years in the three-year period ended December 31, 1998, total income of 47 percent, 47 percent and 45 percent, respectively, of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for both High Point Financial Corp. and Metropolitan
State Bank, is based solely on the reports of the other auditors. The auditors report on the financial statements of Metropolitan State Bank for the year ended December 31, 1996 does not cover the restatement of net income per common share upon the implementation in 1997 of Statement of Financial Accounting Standards ("SFAS") No. 128 and the restatement to present comprehensive income upon the implementation in 1998 of SFAS No. 130. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to in the second preceding paragraph present fairly, in all material respects, the financial position of Lakeland Bancorp, Inc. and Subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

We also audited the adjustments applied, as they relate to the financial statements of Metropolitan State Bank for the year ended December 31, 1996, to restate net income per common share and to present comprehensive income. In our opinion, such adjustments are appropriate and have been properly applied.


                                                               Radics & Co., LLC

Pine Brook, New Jersey
January 19, 1999, except for the last
paragraph  of Note A to  consolidated
financial statements, as to which the
date is July 15, 1999.

               Report of Independent Certified Public Accountants



Board of Directors
Metropolitan State Bank


         We have audited the consolidated balance sheets of Metropolitan State Bank (a wholly owned subsidiary of Lakeland Bancorp, Inc.) (a New Jersey State Chartered Bank) and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for the years then ended. These financial statements (not presented separately herein) are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the consolidated financial position of Metropolitan State Bank and Subsidiary as of December 31, 1998 and 1997, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.


Grant Thornton LLP
Philadelphia, Pennsylvania
January 8, 1999

                    Report of Independent Public Accountants


To the Stockholders and Board of Directors of High Point Financial Corp.:


We have audited the consolidated balance sheets of High Point Financial Corp. (a New Jersey corporation) and it s subsidiary, The National Bank of Sussex County (collectively, the "Company"), as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                             Arthur Andersen LLP


Roseland, New Jersey
January 19, 1999

                    Report of Independent Public Accountants



To the Shareholders and Board of Directors of Metropolitan State Bank:


We have audited the consolidated statements of income, changes in shareholders' equity and cash flows of Metropolitan State Bank (a New Jersey State Chartered
Bank) and subsidiary for the year ended December 31, 1996. These financial statements (not presented separately herein) are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the results of operations and cash flows of Metropolitan State Bank and subsidiary for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                             Arthur Andersen LLP

Roseland, New Jersey
January 23, 1997

                              FINANCIAL STATEMENTS

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997

                                 C O N T E N T S



                                                                         Page

CONSOLIDATED FINANCIAL STATEMENTS

    CONSOLIDATED STATEMENTS OF CONDITION                                  3

    CONSOLIDATED STATEMENTS OF INCOME                                     4

    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY            5

    CONSOLIDATED STATEMENTS OF CASH FLOWS                                 7

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            9


                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CONDITION

                                  December 31,




          ASSETS                                                                                 1998             1997

Cash and due from banks                                                                    $  35,105,000    $  38,232,000
Federal funds sold                                                                            28,700,000       23,925,000
                                                                                            ------------     ------------
Cash and cash equivalents                                                                     63,805,000       62,157,000
Certificates of deposit                                                                          204,000          102,000
Securities available for sale, at estimated fair value                                       165,282,000      151,186,000
Securities held to maturity; estimated fair value of $91,846,000
    in 1998 and $82,295,000 in 1997                                                           90,657,000       81,775,000
Loans                                                                                        442,067,000      409,693,000
Land held for sale                                                                             1,865,000        1,865,000
Premises and equipment                                                                        20,755,000       16,948,000
Accrued interest receivable                                                                    5,704,000        5,525,000
Other assets                                                                                  12,685,000       11,924,000
                                                                                            ------------     ------------
          Total assets                                                                      $803,024,000     $741,175,000
                                                                                             ===========      ===========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
    Deposits
       Non-interest-bearing demand                                                          $153,111,000     $137,857,000
       Savings and interest-bearing demand                                                   327,210,000      301,074,000
       Club accounts                                                                           1,975,000        1,989,000
       Time under $100,000                                                                   190,146,000      179,749,000
       Time of $100,000 and over                                                              39,369,000       31,232,000
                                                                                             -----------      -----------
          Total deposits                                                                     711,811,000      651,901,000
Securities sold under agreements to repurchase                                                 8,110,000       11,737,000
Long-term debt                                                                                 5,000,000        5,000,000
Other liabilities                                                                              4,340,000        4,410,000
                                                                                             -----------      -----------
          Total liabilities                                                                  729,261,000      673,048,000
                                                                                             -----------      -----------
Commitments and contingencies                                                                        -                -
Stockholders' equity
    Common stock, par value $2.50 per share;  authorized  shares,
       14,806,718 in 1998  and  7,403,359 in 1997; issued shares,
       12,672,262  in 1998 and 6,305,198 in 1997; outstanding
       shares, 12,663,662 in 1998 and 6,305,198 in 1997                                       31,681,000       15,763,000
    Additional paid in capital                                                                50,836,000       50,657,000
    (Accumulated deficit) undivided profits                                                   (9,297,000)       1,153,000
    Treasury stock, at cost, 8,600 shares                                                       (129,000)             -
    Accumulated other comprehensive income, net of income tax                                    841,000          554,000
    Loans for options exercised                                                                 (169,000)             -
                                                                                              ----------      -----------
          Total stockholders' equity                                                          73,763,000       68,127,000
                                                                                             -----------      -----------
          Total liabilities and stockholders' equity                                        $803,024,000     $741,175,000
                                                                                             ===========      ===========



See accompanying notes to consolidated financial statements.


                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                             Year ended December 31,



                                                                              1998              1997              1996
                                                                         ----------------  ---------------   ------------
INTEREST INCOME
    Loans and fees                                                         $36,970,000       $34,533,000      $30,792,000
    Federal funds sold                                                       1,834,000         1,391,000        1,356,000
    Investment securities
       U.S. Treasury                                                         4,712,000         5,464,000        5,712,000
       U.S. Government agencies                                              6,033,000         6,381,000        5,313,000
       States and political subdivisions                                     1,683,000         1,244,000        1,091,000
       Other                                                                   983,000           911,000          896,000
                                                                           -----------       -----------      -----------
          Total interest income                                             52,215,000        49,924,000       45,160,000
                                                                            ----------        ----------       ----------
INTEREST EXPENSE
    Deposits                                                                19,043,000        18,566,000       17,073,000
    Borrowed money                                                             833,000           684,000          472,000
                                                                          ------------      ------------     ------------
          Total interest expense                                            19,876,000        19,250,000       17,545,000
                                                                            ----------        ----------       ----------
          Net interest income                                               32,339,000        30,674,000       27,615,000
PROVISION FOR LOAN LOSSES                                                      698,000         1,026,000          908,000
                                                                          ------------       -----------     ------------
          Net interest income after provision
               for loan losses                                              31,641,000        29,648,000       26,707,000
                                                                            ----------        ----------       ----------
OTHER INCOME
    Service charges on deposit accounts                                      3,991,000         3,966,000        3,634,000
    Commission and fees                                                        568,000           809,000          767,000
    Gain (loss) on disposition of securities                                   119,000            46,000           (4,000)
    Other                                                                    1,095,000         1,140,000          826,000
                                                                           -----------       -----------     ------------
          Total other income                                                 5,773,000         5,961,000        5,223,000
                                                                           -----------       -----------      -----------
OTHER EXPENSES
    Salaries and benefits                                                   13,503,000        12,929,000       11,507,000
    Occupancy expense, net                                                   2,319,000         2,375,000        2,332,000
    Furniture and equipment                                                  2,352,000         2,180,000        1,728,000
    Stationery, supplies and postage                                         1,400,000         1,332,000        1,164,000
    Legal fees                                                                 743,000           422,000          470,000
    Other                                                                    4,716,000         4,511,000        4,588,000
                                                                           -----------       -----------      -----------
          Total other expenses                                              25,033,000        23,749,000       21,789,000
                                                                            ----------        ----------       ----------
INCOME BEFORE INCOME TAXES                                                  12,381,000        11,860,000       10,141,000
Income taxes                                                                 4,424,000         4,234,000        3,845,000
                                                                           -----------       -----------      -----------
          NET INCOME                                                      $  7,957,000      $  7,626,000     $  6,296,000
                                                                           ===========       ===========      ===========
Net income per common share
    Basic                                                                 $       0.63      $      0.61      $       0.51
                                                                              ========         ========          ========
    Diluted                                                               $       0.63      $      0.60      $       0.50
                                                                              ========         ========          ========
Weighted average number of common shares outstanding
    Basic                                                                   12,637,927        12,535,202       12,426,277
                                                                            ==========        ==========       ==========
    Diluted                                                                 12,718,920        12,684,676       12,565,263
                                                                            ==========        ==========       ==========


          See accompanying notes to consolidated financial statements.


                                           LAKELAND BANCORP, INC. AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                               Undivided            Accumulated  Loans       Total
                                                          Compre-               profits              other com-    for      stock-
                                   Number of  Common      hensive             accumulated  Treasury prehensive  options     holders'
                                    shares     stock      income     Surplus   (deficit)    stock     income    exercised     equity

Balance, December 31, 1995        5,733,454 $14,334,000           $39,057,000 $  925,000   $  -      $ 881,000   $  -   $ 55,197,000
Net income                             -         -     $6,296,000      -       6,296,000      -          -          -      6,296,000
Other comprehensive income,
       net of income taxes
    Unrealized loss on securities
       available for sale              -         -       (622,000)     -           -          -          -          -          -
    Reclassification adjustment
       for losses included
       in income                       -         -          2,000      -           -          -          -          -          -
                                                     ------------
Other comprehensive income, net of
       income taxes                    -         -       (620,000)     -           -          -       (620,000)     -      (620,000)
                                                      -----------
Comprehensive income                                  $ 5,676,000
                                                       ==========
Conversion of equity contracts       23,269      58,000               722,000      -          -          -          -       780,000
Stock dividends                     104,297     261,000             2,242,000 (2,503,000)     -          -          -          -
Stock issuances                      62,451     156,000             1,216,000      -          -          -          -     1,372,000
Cash dividend                           -        -                     -      (1,704,000)     -          -          -    (1,704,000)
                                    -------- ----------            ---------- ---------- --------     --------    -----  -----------
Balance, December 31, 1996        5,923,471  14,809,000            43,237,000  3,014,000      -        261,000      -    61,321,000
Net income                              -        -    $ 7,626,000      -       7,626,000      -          -          -     7,626,000
Other comprehensive income, net of
       income taxes
    Unrealized gain on securities
       available for sale               -        -        320,000      -           -          -          -          -          -
    Reclassification adjustment
       for gains included in income     -        -        (27,000)     -           -          -          -          -          -
                                                         --------
Other comprehensive income, net of
       income taxes                     -        -        293,000      -           -          -        293,000      -       293,000
                                                         --------
Comprehensive income                                  $ 7,919,000
                                                       ==========
Exercise of stock option                -        -                    (24,000)     -       64,000           -       -        40,000
Stock dividends                     326,042     815,000             6,684,000 (7,499,000)     -             -       -           -
Stock issuances                      55,685     139,000               760,000      -          -             -       -       899,000
Cash dividend                           -        -                      -     (1,988,000)     -             -       -    (1,988,000)
Purchase of treasury stock              -        -                      -          -      (64,000)          -       -       (64,000)
                                    -------    --------             ----------  -------------------  ---------    -----  -----------

Balance, December 31, 1997        6,305,198 $15,763,000           $50,657,000 $1,153,000  $  -       $ 554,000   $  -   $68,127,000

                                                         (Continued)



                                           LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - CONTINUED



                                                                            Undivided             Accumulated               Total
                                                      Compre-                 profits               other       Loans for   stock-
                               Number of   Common     hensive              (accumulated Treasury comprehensive  options   holders'
                                shares     stock      income      Surplus    deficit)    stock     income      exercised   equity


Balance, December 31, 1997    6,305,198 $15,763,000            $50,657,000 $ 1,153,000   $ -      $  554,000    $  -    $68,127,000
Net income                         -          -    $ 7,957,000      -        7,957,000     -           -           -      7,957,000
Other comprehensive income,
     net of income taxes
  Unrealized gain on securities
    available for sale             -          -        358,000      -            -         -           -            -        -
Reclassification adjustment
    for gains included
    in income                      -          -        (71,000)     -            -         -           -            -        -
                                                       --------
Other comprehensive income,
    net of income taxes            -          -        287,000      -            -         -         287,000        -       287,000
                                                       --------
Comprehensive income                               $ 8,244,000
                                                     ==========
Exercise of stock options         15,000     37,000             (231,000)       -        653,000        -           -       459,000
Stock dividend                 6,328,256 15,821,000                 -     (15,821,000)     -            -           -         -
Stock issuances                   23,808     60,000              410,000        -          -            -           -       470,000
Loans for options exercised         -         -                     -           -          -            -     (169,000)    (169,000)
Purchase of treasury stock          -         -                     -           -       (782,000)       -           -      (782,000)
Cash dividends                      -         -                     -      (2,586,000)     -            -           -    (2,586,000)
                              ---------- -----------          -----------  ----------   --------    --------  ---------------------
Balance, December 31, 1998    12,672,262 $31,681,000          $50,836,000 $(9,297,000) $(129,000)  $ 841,000 $(169,000) $73,763,000
                              ========== ===========          =========== ===========   =========   ======== ==========  ==========




          See accompanying notes to consolidated financial statements.


                                          LAKELAND BANCORP, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    Year ended December 31,




                                                                              1998              1997              1996
                                                                              ----             -----              ----

Cash flows from operating activities
    Net income                                                          $    7,957,000      $  7,626,000     $  6,296,000
    Adjustments to reconcile net income to net cash provided
          by operating activities
       Net amortization of premiums, discounts and deferred
          loan fees and costs                                                1,011,000         1,185,000        1,430,000
       Depreciation and amortization                                         1,758,000         1,569,000        1,320,000
       Provision for loan losses                                               698,000         1,026,000          908,000
       Provision for losses on other real estate                                   -             121,000           50,000
       (Gain) loss on sales and calls of securities                           (119,000)          (46,000)           4,000
       Gain on sale of student loans                                               -             (11,000)             -
       Gain on dispositions of premises and equipment                          (63,000)         (139,000)        (195,000)
       (Gain) loss on sale of other real estate owned                          (10,000)           17,000          274,000
       Deferred income tax                                                      19,000           665,000          991,000
       (Increase) decrease in accrued interest receivable                     (178,000)         (232,000)         148,000
       Increase in other assets                                               (712,000)         (487,000)      (2,859,000)
       (Decrease) increase in other liabilities                                 (4,000)        1,319,000           97,000
                                                                          ------------       -----------       ----------

          Net cash provided by operating activities                         10,357,000        12,613,000        8,464,000
                                                                          ------------        ----------       ----------

Cash flows from investing activities
    Net change in certificates of deposit                                     (102,000)           98,000         (200,000)
    Net decrease in interest bearing deposits with banks                           -             123,000            2,000
    Proceeds from repayments on and maturities of securities
       available for sale                                                   57,081,000        52,019,000       35,887,000
    Proceeds from sales of securities available for sale                    23,891,000        17,821,000       13,258,000
    Purchases of securities available for sale                            (105,296,000)      (87,522,000)     (55,761,000)
    Proceeds from repayments on and maturities of securities
       held to maturity                                                     26,982,000        23,150,000       28,212,000
    Purchases of securities held to maturity                               (26,181,000)      (24,786,000)     (32,849,000)
    Net increase in loans                                                  (39,139,000)      (36,382,000)     (47,085,000)
    Purchase of loans                                                              -          (2,855,000)             -
    Sale of loans and participation interest in loan                         5,962,000         3,378,000          500,000
    Cash received for land held for sale                                           -              20,000              -
    Proceeds from dispositions of premises and equipment                         9,000            26,000           78,000
    Additions to premises and equipment                                     (5,849,000)       (3,066,000)      (3,207,000)
    Net decrease in other real estate owned                                    258,000           286,000        2,435,000
                                                                        --------------     -------------      -----------

          Net cash used in investing activities                            (62,384,000)      (57,690,000)     (58,730,000)
                                                                        --------------     -------------      -----------


                                                        (Continued)


                                          LAKELAND BANCORP, INC. AND SUBSIDIARIES

                                     CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                   Year ended December 31,




                                                                               1998             1997               1996
                                                                               ----             ----               ----

Cash flows from financing activities
    Net increase in deposits                                               $59,910,000       $53,316,000    $  28,242,000
    (Decrease) increase in securities sold under agreements to
       repurchase                                                           (3,627,000)        3,347,000           41,000
    Proceeds from long term repurchase agreements                                  -           5,000,000              -
    Repayment of mortgage payable                                                  -          (1,295,000)        (424,000)
    Proceeds from common stock issuances                                       470,000           939,000        1,373,000
    Purchase of treasury stock                                                (782,000)          (64,000)             -
    Exercise of stock options                                                  290,000               -                -
    Proceeds from conversion of equity contracts                                   -                 -            396,000
    Cash dividends paid on common stock                                     (2,586,000)       (1,988,000)      (1,704,000)
                                                                           -----------       -----------    -------------

          Net cash provided by financing activities                         53,675,000        59,255,000       27,924,000
                                                                            ----------        ----------     ------------

Net increase (decrease) in cash and cash equivalents                         1,648,000        14,178,000      (22,342,000)

Cash and cash equivalents-beginning                                         62,157,000        47,979,000       70,321,000
                                                                            ----------        ----------     ------------

Cash and cash equivalents-ending                                           $63,805,000       $62,157,000    $  47,979,000
                                                                            ==========        ==========     ============

Supplemental disclosures of cash flow information
    Cash paid during the year for
       Income taxes (federal and state)                                   $  4,244,000      $  3,784,000     $  2,870,000
       Interest                                                             19,806,000        18,730,000       17,643,000

Supplemental schedule of noncash investing and financing
       activities
    Transfer of securities available for sale to securities held
       to maturity                                                          10,101,000               -                -
    Transfer of loans receivable to other real estate owned                    772,000           771,000          483,000
    Loans to facilitate the sale of other real estate owned                    565,000            33,000              -
    Transfer of premises to other real estate owned                            272,000            81,000              -
    Mortgage payable incurred in connection with purchases of
       premises                                                                    -             322,000              -
    Stock dividend                                                          10,620,000         5,235,000        1,588,000




          See accompanying notes to consolidated financial statements.

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1997




NOTE A - ACQUISITIONS

    On September 16, 1997, Lakeland Bancorp, Inc. (the Corporation) entered into an Agreement and Plan of Merger with Metropolitan State Bank (Metropolitan) pursuant to which on February 20, 1998, each outstanding share of
    Metropolitan common stock was converted into Corporation common stock and Metropolitan became a wholly owned subsidiary of the Corporation. Each share of Metropolitan's common stock (711,868 shares of Metropolitan's common stock were outstanding as of December 31, 1997) was converted into 0.941 shares of Corporation common stock. The merger was accounted for as a pooling of interests. Amounts previously reported by the Corporation in its consolidated statement of condition as of December 31, 1997, and in its consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and 1996, have been retroactively restated to include the accounts of Metropolitan. Acquisition costs of approximately $324,000 and $372,000 were expensed during the years ended December 31, 1998 and 1997, respectively, in regard to this acquisition.

    On December 7, 1998, the Corporation entered into an Agreement and Plan of Merger (the Merger Agreement) and a Stock Option Agreement with High Point Financial Corp. (High Point) pursuant to which outstanding shares of High Point common stock will be converted into shares of Corporation common stock and The National Bank of Sussex County (NBSC) will become a wholly owned subsidiary of the Corporation. Pursuant to the Merger Agreement, each share of High Point common stock not previously owned by the Corporation (3,811,480 shares of High Point common stock, including 344,252 shares owned by the Corporation, were outstanding as of December 31, 1998) will be converted into 1.2 shares of Corporation common stock. As of December 31, 1998, High Point had total assets, deposits and stockholders' equity of $259.0 million, $222.9 million and $24.3 million, respectively.

    On July 15, 1999, the Corporation completed its merger with High Point. Amounts previously reported by the Corporation in its consolidated statement of condition as of December 31, 1998 and 1997 and its consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, have been retroactively restated to include the accounts of High Point.

NOTE B - NATURE OF OPERATIONS

    The Corporation is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiaries, Lakeland Bank (the Bank), NBSC and Metropolitan (collectively, the Banks). The Banks combine to generate commercial, mortgage and consumer loans and to receive deposits from customers located primarily in Northern New Jersey. NBSC also provides securities brokerage services, including mutual funds and variable annuities, in cooperation with Linsco/Private Ledger, and provides insurance services through a joint venture with Van Den Heuvel and Fountain, Inc. The Bank and Metropolitan operate under state bank charters and provide full banking services and, as state banks, each is subject to regulation by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation (FDIC). NBSC is a federally chartered national banking association and a member of the Federal Reserve System. The Banks' deposits are insured by the FDIC.

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE C - ACCOUNTING POLICIES

    1.  Principles of Consolidation

    The consolidated financial statements include the accounts of the Corporation, the Corporation's wholly owned subsidiaries, the Bank, NBSC and Metropolitan, the Bank's wholly owned subsidiary, Lakeland Investment Corporation (LIC), NBSC's wholly owned subsidiary, NBSC Investment Company, and Metropolitan's wholly owned subsidiary, Metropolitan State Bank
    Investment Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

    2.  Basis of Consolidated Financial Statement Presentation

    The consolidated financial statements of the Corporation have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of condition and revenues and expenses for the period then ended. Actual results could differ significantly from those estimates.

    A material estimate that is particularly susceptible to significant changes relates to the determination of the allowance for loan losses. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions in the market area.

    In addition, various regulatory agencies, as an integral part of their examination process, periodically review each Banks' allowance for loan losses. Such agencies may require additions to the allowance based on their judgments about information available to them at the time of their examination.

    3.  Cash and Cash Equivalents

    Cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds sold are for one-day periods.

    4.  Securities

    Investments in debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as held to maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. Debt and equity securities not classified as trading securities nor as held to maturity securities, are classified as available for sale securities and reported at fair value, with unrealized holding gains or losses, net of deferred income taxes, reported in a separate component of stockholders' equity.

    Premiums and discounts on all securities are amortized/accreted using the interest method. Interest and dividend income on securities, which includes amortization of premiums and accretion of discounts, is recognized in the consolidated financial statements when earned. The adjusted cost basis of an identified security sold or called is used for determining security gains or losses recognized in the consolidated statements of income.



                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997



NOTE C - ACCOUNTING POLICIES - Continued

    5.  Loans

    Loans are stated at the amount of unpaid principal less unearned income, which includes unearned interest and net deferred loan origination fees, and the allowance for loan losses. Interest on commercial, mortgage and simple interest installment loans is recognized as income based on the loan principal outstanding. Interest on discounted installment loans is credited to income based on a method which approximates the actuarial method. Recognition of interest on the accrual method is generally discontinued when factors indicate that the collection of such amounts is doubtful. At the time a loan is placed on non-accrual status, previously accrued and uncollected interest is reversed against interest income in the current period. Interest on such loans, if appropriate, is recognized as income when payments are received. A loan is returned to an accrual status when factors indicating doubtful collectibility no longer exist.

    6.  Loan Origination Fees

    Loan origination fees and certain direct loan origination costs are deferred and subsequently amortized as an adjustment of yield over the contractual lives of the related loans.

    7.  Allowance for Loan Losses

    The allowance for loan losses is maintained at a level considered adequate to absorb future losses. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

    Loans are deemed to be impaired when, based on current information and events, the collection of all amounts due according to the contractual terms of the loan agreement is not probable. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. All loans identified as impaired are evaluated independently.

    Payments received on impaired loans are applied to principal, accrued interest receivable and interest income, in that order.

    8.  Concentration of Risk

    Lending activity is concentrated in loans secured by real estate located in the State of New Jersey.

    9.  Premises and Equipment

    Land is carried at cost. Buildings, building improvements, furniture, fixtures and equipment and leasehold improvements are carried at cost less accumulated depreciation and amortization. Depreciation and amortization charges are computed on the straight-line method.


                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE C - ACCOUNTING POLICIES - Continued

    Significant renewals and betterments are charged to the premises and equipment account. Maintenance and repairs are charged to expense in the years incurred. Rental income is netted against occupancy expense in the consolidated statements of income.

    10.  Other Real Estate Owned (OREO)

    OREO is carried at the lower of cost or fair value, less estimated cost to sell. When a property is acquired, the excess of the carrying amount over fair value, if any, is charged to the allowance for loan losses. An allowance for OREO has been established, through charges to OREO expense, to maintain properties at the lower of cost or fair value less estimated cost to sell. Operating results of OREO, including rental income, operating expenses and gains and losses realized from the sale of properties owned, are included in other expenses.

    11.  Income Taxes

    The Corporation uses the accrual basis of accounting for financial and income tax reporting. Provisions for income taxes in the consolidated financial statements differ from the amounts reflected in the Corporation's income tax returns due to temporary differences in the reporting of certain items, primarily depreciation and the provision for loan losses, for financial reporting and income tax reporting purposes. The income tax provisions shown in the consolidated financial statements relate to items of income and expense in those statements irrespective of temporary differences for income tax return purposes. The tax effect of these temporary differences is accounted for as deferred income taxes applicable to future years.

    The Corporation and its subsidiaries file separate state income tax returns and a consolidated federal income tax return with the amount of income tax expense or benefit computed and allocated on a separate return basis.

    12.  Net Income Per Common Share

    Basic net income per share of common stock is calculated by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted net income per share is calculated by dividing net income by the weighted average number of shares of common stock outstanding during the period plus the potential dilutive effect of outstanding stock options. On August 27, 1997, the Corporation's Board of Directors authorized a 5% stock dividend, which was distributed on October 15, 1997. On August 26, 1998, the Corporation's Board of Directors authorized a 2 for 1 stock split effected in the form of a 100% stock dividend, which was distributed on October 1, 1998. Basic and diluted net income per common share have been retroactively restated to give effect to the stock dividends and splits.

    13.  Comprehensive Income

    Effective January 1, 1998, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. As required, the provisions of SFAS No. 130 have been retroactively applied to previously reported periods. The application of SFAS No. 130 had no material effect on the Corporation's consolidated financial condition or operations.


                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE C - ACCOUNTING POLICIES  - Continued

    14.  Interest-Rate Risk

    The Corporation, through the Banks, is principally engaged in the business of attracting deposits from the general public and using these deposits, together with borrowings and other funds, to make loans secured by real estate and, to a lesser extent, commercial and consumer loans. Additionally, such funds are utilized to purchase investment securities. The potential for interest-rate risk exists as a result of the differences in the duration of the Corporation's interest-sensitive liabilities compared to its interest-sensitive assets. In a changing interest rate environment, liabilities will reprice at different speeds and to different degrees than assets, thereby impacting net interest income. For this reason, management regularly monitors the maturity structure of the Corporation's assets and liabilities in order to measure its level of interest-rate risk and to plan for future volatility.

    15.  Reclassification

    Certain amounts for the years ended December 31, 1997 and 1996 have been reclassified to conform to the current year's presentation.

NOTE D - SECURITIES AVAILABLE FOR SALE


                                                               December 31, 1998
                                             Amortized          Gross unrealized  Carrying
                                               cost           Gains     Losses      value
                                                                 (in thousands)

       U.S. Treasury                       $   39,097     $    784   $     20    $ 39,861
       U.S. Government agencies                41,991          308        117      42,182
       Mortgage-backed securities              18,022          140         48      18,114
       States and political subdivisions       44,221          443         81      44,583
       Other debt securities                   14,163           25        100      14,088
       Equity and other securities              6,442           12         -        6,454
                                           -----------   ------------  ---------  -------
                                           $  163,936    $    1,712    $  366    $165,282
                                           ===========   ============  =========  =======



                                                      December 31,  1997
                                            Amortized     Gross unrealized       Carrying
                                               cost      Gains     Losses          value
                                                               (in thousands)

       U.S. Treasury                     $  45,422  $    488     $    3       $  45,907
       U.S. Government agencies             40,285       251         50          40,486
       Mortgage-backed securities           26,679        98        112          26,665
       States and political subdivisions    30,062       217         11          30,268
       Other debt securities                 2,299         8          -           2,307
       Equity and other securities           5,542        11          -           5,553
                                          --------    -------   -------       ---------

                                        $  150,289   $ 1,073    $   176      $  151,186
                                          ========   ========   =======      ==========


                                                        (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE D - SECURITIES AVAILABLE FOR SALE - Continued



                                                                       December 31,
                                                         1998                              1997
                                             Amortized        Carrying          Amortized        Carrying
                                               cost           value               cost             value
                                                            (in thousands)

  Due in one year or less                   $   29,490    $     29,643      $     33,179    $     33,149
  Due after one year through five years         80,637          81,552            74,365          75,138
  Due after five years through ten years        19,638          19,824             8,748           8,916
  Due after ten years                            9,707           9,695             1,776           1,765
  Mortgage-backed securities                    18,022          18,114            26,679          26,665
  Equity and other securities                    6,442           6,454             5,542           5,553
                                            ----------      ----------        ----------     -----------

                                           $   163,936     $   165,282       $   150,289     $   151,186
                                            ==========      ==========        ==========      ==========

       The following presents details of sales of securities available for sale.

                                                         Year ended December  31,
                                                      1998              1997            1996
                                                                (in thousands)

       Sales proceeds                           $     23,891      $     17,821    $     13,258
       Gross gains                                       143                63              26
       Gross losses                                       24                17              30


    Securities with a carrying value of approximately $26,794,000 and $35,833,000 at December 31, 1998 and 1997, respectively, were pledged to secure public deposits and for other purposes required by applicable laws and regulations.

    Equity and other securities include Vanguard Money Market Fund, FRB stock and FHLB stock.

NOTE E - SECURITIES HELD TO MATURITY

                                                               December 31, 1998
                                          Amortized               Gross unrealized
                                             cost           Gains           Losses       Fair value
                                                                     (in thousands)

       U.S. Treasury                    $  32,576           $ 630        $    -         $   33,206
       U.S. Government agencies            24,407             352            27             24,732
       Mortgage-backed securities          23,023             213            10             23,226
       States and political subdivisions    4,513              78             -              4,591
       Other                                6,138               6            53              6,091
                                         --------          -------      --------        ----------
                                        $  90,657         $ 1,279       $    90        $    91,846
                                        =========         ========      ========        ===========


                                                        (Continued)


                                          LAKELAND BANCORP, INC. AND SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                                December 31, 1998 and 1997



NOTE E - SECURITIES HELD TO MATURITY - Continued

                                                           December 31, 1997
                                    Amortized                 Gross unrealized
                                      cost             Gains       Losses     Fair value
                                                                  (in thousands)

 U.S. Treasury                      $  34,488        $   319     $    8       $  34,799
 U.S. Government agencies              18,421             77         37          18,461
 Mortgage-backed securities            23,674            181         56          23,799
 States and political subdivisions      4,492             42          1           4,533
 Other                                    700              3          -             703
                                    ---------        -------     -------      ---------
                                    $  81,775        $   622     $   102      $  82,295
                                    =========        =======     =======      =========


                                                              December   31,
                                                 1998                                  1997
                                              Amortized        Carrying          Amortized
                                                 cost           value              cost      Fair value
                                                                    (in thousands)

 Due in one year or less                      $ 14,916      $   15,007      $   14,061    $   14,120
 Due after one year through five years          49,753          50,607          40,525        40,848
 Due after five years through ten years          2,665           2,697           3,315         3,325
 Due after ten years                               300             309             200           203
 Mortgage-backed securities                     23,023          23,226          23,674        23,799
                                              --------       ---------       ---------     ---------

                                              $ 90,657      $   91,846      $   81,775    $   82,295
                                              ========       =========       =========     =========

       There were no sales of securities held to maturity during the years ended December 31, 1998, 1997 and 1996.



NOTE F - LOANS
                                                                          December 31,
                                                                    1998             1997
                                                                        (in thousands)

   Commercial                                                  $   159,299      $   154,651
   Construction                                                     12,526           14,712
   Mortgage                                                        172,321          141,972
   Home equity and improvement                                      73,588           69,695
   Other consumer                                                   32,322           37,104
                                                               -----------      -----------

                                                                   450,056          418,134
                                                               -----------      -----------
       Less
          Unearned income                                                5              179
          Allowance for loan losses                                  7,984            8,262
                                                               -----------      -----------

                                                                     7,989            8,441
                                                               -----------      -----------

                                                               $   442,067      $   409,693
                                                               ===========      ===========

                                                        (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997



NOTE F - LOANS - Continued

    At December 31,  1998,  1997 and 1996,  loans  serviced by the Banks for the
    benefit  of  others  totaled  approximately  $38,755,000,   $41,855,000  and
    $47,083,000, respectively.

    Non-performing loans consist of nonaccrual and renegotiated loans. Nonaccrual loans are those on which income under the accrual method has been discontinued with subsequent interest payments credited to interest income when received, or if ultimate collectibility of principal is in doubt, applied as principal reductions. Renegotiated loans are loans whose contractual interest rates have been reduced or where other significant modifications have been made due to borrowers' financial difficulties. Interest on these loans is either accrued or credited directly to interest income. Non-performing loans were as follows:

                                                     December 31,
                                       1998              1997            1996
                                                     (in thousands)

       Nonaccrual                  $    3,281       $    4,850        $    5,695
       Renegotiated                     1,867            1,942             3,072
                                   ----------        ---------        ----------

                                   $    5,148       $    6,792        $    8,767
                                   ==========        =========        ==========

    The impact of the above non-performing loans on interest income is as follows:

                                                     Year ended December 31,
                                              1998          1997           1996
                                                      (in thousands)

       Interest income if performing
         in accordance with original terms  $   593      $    765      $    991
       Interest income actually recorded        606           722           414
                                            --------     --------      ---------

                                            $   (13)     $     43      $    577
                                            ========     =========     =========

    The Banks have entered into lending transactions in the ordinary course of business with directors, executive officers, principal stockholders and affiliates of such persons on the same terms as those prevailing for comparable transactions with other borrowers. These loans at December 31, 1998, were current as to principal and interest payments, and do not involve more than normal risk of collectibility. A summary of lending activity with respect to such persons who had borrowings of $60,000 or more, is as follows:

                                                     Year ended December 31,
                                                    1998             1997
                                                        (in thousands)

       Balance - beginning                        $     18,775     $     15,415
       Loans originated                                 14,682           12,354
       Repayments                                      (14,283)          (9,065)
       Other changes                                       -                 71
                                                   ------------     ------------

       Balance - ending                           $     19,174     $     18,775
                                                   ===========      ===========

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE G - ALLOWANCE FOR LOAN LOSSES

                                                                               Year ended December 31,
                                                                                  1998              1997             1996
                                                                                                (in thousands)

       Balance - beginning                                                $       8,262     $       7,558   $       8,079
       Provision for loan losses                                                    698             1,026             908
       Loans charged off                                                         (1,667)             (778)         (1,947)
       Recoveries                                                                   691               456             518
                                                                          -------------     -------------   -------------

       Balance - ending                                                   $       7,984     $       8,262   $       7,558
                                                                           ============      ============    ============

Impaired loans and related amounts recorded in the allowance for loan losses are summarized as follows:


                                                                                       December 31,
                                                                                1998             1997
                                                                                     (in thousands)

       Recorded investment in impaired loans
          With recorded allowances                                              $ 3,133         $ 4,838
          Without recorded allowances                                             1,119             704
                                                                                --------         ------

              Total impaired loans                                                4,252           5,542
       Related allowance for loan losses                                            638           1,331
                                                                                --------         ------

              Net impaired loans                                                $ 3,614         $ 4,211
                                                                                ========        ========

    For the years ended December 31, 1998, 1997 and 1996, the average recorded investment in impaired loans totaled $5,920,000, $6,538,000 and $8,912,000, respectively. Interest income recognized, primarily on the cash basis, on such loans during the time each was impaired totaled $621,000, $657,000 and $308,000, respectively.

NOTE H - PREMISES AND EQUIPMENT

                                                              Estimated                   December  31,
                                                             useful lives            1998             1997
                                                                                        (in thousands)

       Land                                                        -             $    4,273      $  3,823
       Buildings and building improvements                    10 to 50 years         13,501         9,925
       Leasehold improvements                                 10 to 50 years          1,008         1,581
       Furniture, fixtures and equipment                       2 to 30 years         10,536         9,518
       Construction-in-progress                                    -                     55             5
                                                                                 -----------     --------
                                                                                     29,373        24,852
       Less accumulated depreciation and amortization                                 8,618         7,904
                                                                                 -----------     --------
                                                                                 $   20,755      $ 16,948
                                                                                 ==========      ========


                                                        (Continued)

                    LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997



NOTE H - PREMISES AND EQUIPMENT - Continued

    Included in premises and equipment at December 31, 1998 and 1997, is $1,518,000 and $1,348,000, respectively, related to properties purchased which have not yet been placed in service. Management intends to use such properties for future expansion of the Bank's branch network. Additionally, at December 31, 1997, premises and equipment included property having a carrying value of $274,000 and which is no longer in the Bank's future expansion plans. The ultimate disposition of this property, which was reclassified as other real estate owned in 1998, is not expected to result in any loss.

    In 1988, NBSC sold certain banking and other premises to FMI, Inc. The banking premises were leased back to the Corporation (as the successor of High Point) for periods ranging from 10 to 15 years. The Corporation (as the successor of High Point) realized a gain on this transaction, which was deferred and was amortized into income over the applicable lease terms. As of December 31, 1997, the unamortized deferred gain was approximately $216,000. In July 1998, NBSC repurchased those branches and other premises sold to FMI, Inc. in 1998 for $3.2 million, the fair market value at the time of the transaction. The unamortized deferred gain of $150,000 was used to reduce the cost basis of the property. FMI, Inc. is a wholly owned subsidiary of Franklin Mutual Insurance Co. The president of FMI, Inc. is a member of the Corporation's Board of Directors.

    Depreciation and amortization expense charged to operations was $1,758,000, $1,569,000 and $1,320,000 during the years ended December 31, 1998, 1997 and 1996, respectively.

NOTE I - LAND HELD FOR SALE

    The Corporation (as the successor to High Point) owns 66 acres of undeveloped land in Frankford Township, New Jersey classified on the statements of financial condition as "land held for sale". The Corporation evaluates the carrying value of the property for impairment and takes into consideration events or changes in circumstances which may indicate that the Corporation may be unable to recover the carrying amount of this asset.

NOTE J - DEPOSITS

    At December 31, 1998, the schedule of maturities of certificates of deposit is as follows (in thousands):

       Year                                             Amount
       ----                                           --------
       1999                                        $   190,819
       2000                                             19,958
       2001                                             13,375
       2002                                              2,493
       2003                                              1,198
       Thereafter                                        1,672
                                                      --------
                                                   $   229,515
                                                   ===========
NOTE K - BORROWED MONEY

    1.  Line of Credit

    As of December 31, 1998, Metropolitan and NBSC had approved but unused borrowing capacity with the Federal Home Loan Bank (FHLB), collateralized by FHLB stock, of $9,443,000 and $12,500,000, respectively. Borrowings under this arrangement have an interest rate that fluctuates based on market conditions and customer demand. As of December 31, 1998 and 1997, there were no related outstanding borrowings.
                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE K - BORROWED MONEY - Continued

    2.  Securities Sold Under Agreements to Repurchase

    Borrowed money at December 31, 1998 and 1997 consisted of short-term securities sold under agreements to repurchase. Securities underlying the agreements were under NBSC's and Metropolitan's control.

    3.  Long-Term Debt

    In August 1997, the Corporation (as the successor to High Point) sold $5 million in securities under an agreement to repurchase to the Federal Home Loan Bank of New York. The securities bear an interest rate of 5.98% and have a maturity date of August 20, 2002, subject to an early call at the option of the FHLB on August 20, 2000 and quarterly thereafter. The fair market value of the securities under agreement to repurchase, estimated using a discounted cash flow approach, was $5.3 million as of December 31, 1998 and $5.1 million as of December 31, 1997.

    Until 1997, the Corporation (as the successor to High Point) was obligated under a note payable to an unaffiliated bank. That note, which was scheduled to mature on January 2, 1998, was secured by the land held for sale discussed in Note I. In May 1997, the Corporation (as the successor to High Point) satisfied the note payable using the proceeds of a $500,000 dividend from NBSC and other funds. Although the outstanding balance on the note was $821,000 at the time of repayment, the lender agreed to cancel the note in exchange for the early payment of $770,000 plus outstanding interest, effectively forgiving $51,000 on the debt, which appears on the Corporation's consolidated statement of income for the year ended December 31, 1997 as "other income."

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE L - INCOME TAXES

    The tax effects of existing temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                        December  31,
                                                      1998             1997
                                                         (in thousands)

       Deferred tax assets
          State NOL carryforward                    $  308           $    736
          Valuation reserve for land held for
            sale and other real estate owned           793                745
          Allowance for loan losses in excess
            of tax reserves                           1,779             1,826
          Non-accrued interest                          622               611
          Depreciation                                  162               161
          Deferred compensation and retirement plans    479               348
          Other                                         373               419
          Less:  valuation allowance                   (325)             (539)
                                                    --------            --------

       Total                                          4,191             4,307
                                                    --------            --------

       Deferred tax liabilities
          Unrealized gain on securities
            available for sale                          505              343
          Other                                         220              257
                                                    --------            --------

       Total                                            725              600
                                                    --------            --------

       Net deferred tax assets                 $      3,466        $   3,707
                                                    ========          =========

    The components of income taxes are summarized as follows:

                                              Year ended December 31,
                                      1998              1997            1996
                                                    (in thousands)
       Current                    $   4,405      $    3,569        $   2,854
       Deferred                          19             665              991
                                  ---------       ---------         --------

                                  $   4,424      $    4,234        $   3,845
                                  =========       =========         ========

    As of December 31, 1998 and 1997, the Corporation has recorded a valuation allowance of approximately $325,000 and $539,000, respectively, which represents an estimated reserve for state net operating losses (NOL) at NBSC that may expire prior to NBSC's ability to utilize those credits. NBSC periodically evaluates the realizability of its deferred tax assets and will adjust the level of the valuation allowance when necessary.


                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE L - INCOME TAXES - Continued

    At December 31, 1998, the Corporation has NOL carryforwards related to NBSC for state tax purposes of approximately $5.1 million. These tax benefits expire in varying amounts through 2010.

    The following table presents a reconciliation between the reported income taxes and the income taxes that would have been computed by applying the normal federal income tax rate of 34% to income before income taxes:


                                                         Year  ended December 31,
                                                       1998                  1997                 1996
                                                Amount     Percent     Amount    Percent   Amount   Percent
                                                                           (dollars in thousands)

       Federal income tax                   $   4,209       34.0%     $ 4,032     34.0%   $ 3,448     34.0%
       Deduct effect of
          Change in valuation allowance          (214)      (1.7)         (34)    (0.3)       -         -
          Non-taxable interest income            (497)      (4.0)        (353)    (3.0)      (312)    (3.1)
       State income tax, net of federal
          income tax effect                       566        4.5          524      4.4        326      3.2
       Other items, net                           360        2.9           65      0.6        383      3.8
                                              ---------    ------      --------  -------    ------   ------

                                           $    4,424       35.7%     $ 4,234     35.7%   $ 3,845     37.9%
                                              ========     ======      =======   ======    =======   ======

NOTE M - EARNINGS PER SHARE

    The following table shows the Corporation's earnings per share calculation (in thousands except for per share amounts):

                                                        Year ended December 31, 1998
                                                                Average common
                                                     Net        shares and common      Per share
                                                    income         equivalents            amount
       Basic earnings per share
          Net income available to
           common shareholders                    $   7,957          12,638              $  0.63

       Options issued to executives
           and directors                                -                81                   -
                                                  ---------         --------             --------

       Diluted earnings per share
          Net income available to common
              shareholders plus
              assumed conversions                 $   7,957          12,719              $  0.63
                                                  =========         =======              =======




                                                        (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE M - EARNINGS PER SHARE - Continued

                                                                      Year ended December 31, 1997
                                                                                     Average common
                                                                     Net            shares and common        Per share
                                                                    income            equivalents              amount
 Basic earnings per share
    Net income available to common shareholders                $    7,626                12,535             $   0.61

 Options issued to executives and directors                          -                      150                (0.01)
                                                                 ----------             -------               ------

    Diluted earnings per share
      Net income available to common shareholders
        plus assumed conversions                               $    7,626                12,685             $   0.60
                                                                  =========              ======               ======




                                                                          Year  ended December 31, 1996

                                                                                        Average common
                                                                          Net          shares and common        Per share
                                                                         income           equivalents             amount
       Basic earnings per share
          Net income available to common shareholders               $    6,296              12,426             $   0.51

       Options issued to executives and directors                          -                   139                (0.01)
                                                                    ----------           ---------               -------

       Diluted earnings per share
          Net income available to common shareholders
              plus assumed conversions                              $    6,296             12,565             $   0.50
                                                                     =========           =========              ======

NOTE N - EMPLOYEE BENEFIT PLANS

    1.  Profit Sharing Plan

    The Bank has a profit sharing plan for all its eligible employees. The plan meets the requirements of the Employee Retirement Income Security Act of 1974. The Bank's annual contribution to the plan is determined by the Bank's Board of Directors, with the maximum amount being the maximum tax deduction permitted for that year under the Internal Revenue Code. Annual contributions are allocated to participants on a point basis with accumulated benefits payable at retirement, or, at the discretion of the plan committee, upon termination of employment. The cost of the plan charged to expense for each of the years ended December 31, 1998, 1997 and 1996, was approximately $200,000.

    2.  CEO Retirement Benefits

    In January 1996, Metropolitan entered into an agreement with its Chief Executive Officer (CEO), which provides for an annual retirement benefit of $35,000 for a 15-year period. In February 1998, the Corporation entered into an additional agreement with Metropolitan's CEO. Such agreement provides for an additional retirement benefit of $35,000 per annum for a fifteen year period as well as certain retiree medical benefits. Although there are certain provisions for early retirement, it is expected that the CEO will remain in the employment of Metropolitan until his retirement date in 2000 at age 65. The present value of this obligation is being charged to operations. During 1998, 1997 and 1996, $154,000, $194,000 and $40,000,
    respectively, was charged to operations related to these obligations.

                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

NOTE N - EMPLOYEE BENEFIT PLANS - Continued

    3.  Retirement Income Plan

    In 1995, NBSC elected to liquidate its pension plan. On December 31, 1995, NBSC reduced its pension asset to the level that it expected to recover upon termination, less the excise taxes that management expected would be due at that time. Upon termination of the plan in the third quarter of 1996, and after payments to plan participants and payments for service charges and excise taxes, the remaining plan assets that reverted to NBSC were $167,000. Since the amount recovered exceeded the $44,000 recorded value of the plan assets, NBSC recorded a gain of $123,000.

    4.  Retirement Savings Plan (401K)

    NBSC has a retirement savings plan (commonly known as a "401(k)") covering qualified employees. NBSC's contributions to the 401(k) totaled $76,000 in 1998, $85,000 in 1997, and $58,000 in 1996.

    Metropolitan has a noncontributory 401(k) savings plan covering substantially all employees. Beginning January 1, 1997, Metropolitan matched 50% of employee contributions for all participants, not to exceed 5% of their total salary. Contributions made by Metropolitan were $27,000, $26,000 and $-0-, respectively, for the years ended December 31, 1998, 1997 and 1996.

    5.  Employee Stock Ownership Plan

    NBSC has an Employee Stock Ownership Plan ("ESOP"). NBSC's contributions to the ESOP totaled $200,000 each year in 1998, 1997, and 1996. These amounts are included in "salaries and employee benefits."

    6.  Postretirement Health Care Benefits

    NBSC provides postretirement health care benefits and life insurance coverage to its employees who meet certain predefined criteria. The expected cost of these benefits is charged to expense during the years that eligible employees render service.

    The accumulated postretirement benefit obligations as of December 31, 1998 and 1997 were as follows:

                                                       1998                 1997
                                                              (in thousands)

 Accumulated post retirement benefit
   obligation, January 1                            $   390          $   463
 Service cost                                             8               20
 Interest cost                                           12               25
 Actuarial gain                                        (213)             (98)
 Estimated benefit payments                             (13)             (19)
                                                     -------        ---------

 Total accumulated post retirement benefit
     obligation                                         184              391
 Unrecognized net gain (loss) due to past
     experience different from that assumed
     and effects of changes in assumptions made         183              178
 Unamortized transition obligation                     (119)            (325)
                                                     -------        ---------

 Accrued accumulated post retirement
  benefit obligation                               $    248         $    244
                                                    =======          =======


                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

NOTE N - EMPLOYEE BENEFIT PLANS - Continued

    In 1998, NBSC changed its method of providing hospital and medical benefits to its retirees from a traditional point of service plan to a fully insured Medicare Supplement plan. As a result, the costs to offer health benefits to NBSC's retirees were substantially reduced. This reduction resulted in a reduction in NBSC's unamortized transition obligation of $198,000.

    The net periodic postretirement benefit cost -- or the amount recognized by NBSC as the cost of its postretirement benefit plans -- for 1998 was $10,000, although required cash payments were approximately $4,000. The components of net periodic post retirement benefit cost are as follows:

                                                For the years ended December 31,
                                                1998            1997        1996
                                                          (in thousands)
    Service cost, benefits attributed to
       employee service during the year      $    8       $    20      $   21
    Interest cost on APBO                        12            25          29
    Amortization of transition obligation         8            22          22
    Amortization of gains                       (18)          (32)        (13)
                                              ------       -------     -------

    Net periodic postretirement
     benefit cost                            $   10       $    35      $   59
                                              ======        ======      ======

    The discount rate used to determine the NBSC's APBO for 1998 was 6.75% and for 1997 and 1996 was 7.0%. The rate of increase projected for future compensation levels was 4.0%. NBSC projected that the cost of medical benefits would increase at the following rates: 8.0% in 1998, 7.0% in 1999, 6.5% in 2000, 6.0% in 2001, 5.5% in 2002, and 5% in 2003 and each year thereafter.

    Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one percentage point change in assumed health care cost trend rates would have the following effects:

                                                             Increase   Decrease

      Effect on total of service and interest cost components  7.0%      (5.8%)
      Effect on the postretirement benefit obligation          3.9%      (3.4%)

    7.  Deferred Compensation Arrangements

    High Point has established deferred compensation arrangements for certain directors and executives of High Point and NBSC. The deferred compensation plans differ, but generally provide for annual payments for ten to fifteen years following retirement. High Point's liabilities under these arrangements are being accrued from the commencement of the plans over the participants' remaining periods of service. High Point intends to fund its obligations under the deferred compensation arrangements with the proceeds of life insurance policies that it has purchased on the respective participants. The deferred compensation plans do not hold any assets.

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

NOTE O - DIRECTORS RETIREMENT PLAN

    The Board of Directors of the Corporation adopted a plan, effective January 1, 1996, which provides that any director having attained age 72 (75 for directors active as of the date of plan inception) and having completed fifteen years of service may retire and continue to be paid for a period of ten years at a rate of $5,000, $7,500 or $10,000 per annum, depending upon years of credited service. This plan is unfunded. The following tables present the status of the plan and the components of net periodic plan cost for the years then ended.

                                                               December 31,
                                                           1998           1997
                                                       ------------     --------

       Actuarial present value of benefit obligation
          Vested                                       $  266,629     $ 259,519
          Nonvested                                        10,756         9,165
                                                       ----------       --------

                                                       $  277,385     $ 268,684
                                                       ==========      =========

       Projected benefit obligation                    $  293,087     $ 285,330
       Unrecognized net loss                              (13,507)      (15,939)

       Unrecognized prior service cost
         being amortized over fifteen years              (193,260)     (208,896)
                                                        ----------    ----------

       Accrued plan cost included in other liabilities $   86,320     $  60,495
                                                        =========     ==========


                                                                          Year ended December 31,
                                                                  1998            1997         1996
                                                                ---------      ----------    ----------

       Net periodic plan cost included the
        following components:
          Service cost                                          $   742       $   1,868       $   1,754
          Interest cost                                          19,447          18,666          16,935
          Amortization of prior service cost                     15,636          15,636          15,636
                                                                 ------          ------          ------

                                                                $35,825       $  36,170       $  34,325
                                                                =======        ========        ========



    A discount rate of 7% was assumed in the plan valuation. As the benefit amount is not dependent upon compensation levels, a rate of increase in compensation assumption was not utilized in the plan valuation.

NOTE P - STOCK OPTION PLANS

    1.  Employee Incentive Stock Option Plans

    The Corporation (as the successor to High Point) has assumed the outstanding options granted under three employee stock option plans established by High Point in 1987, 1990, and 1996 so that key employees of NBSC could benefit from increases in the price of the Corporation's common stock and would therefore have an incentive to contribute to the Corporation's success. The 1996 plan covers options to purchase up to 162,000 shares; the 1990 plan covers options to purchase up to 60,000 shares; and the 1987 plan covers options to purchase up to 60,065 shares.


                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

NOTE P - STOCK OPTION PLANS - Continued

    In November 1995, options to purchase an aggregate 114,000 shares of stock were granted under the 1987 and 1990 stock option plans. Each option had an exercise price of $5.63, which was the fair value of a share on the date of grant. All of these options vested within three months after the date of grant.

    In October 1997, High Point granted options to purchase an aggregate 6,000 shares of stock under the 1990 stock option plan. Each option had an exercise price of $10.52, which was the fair value of a share on the date of grant. All of these options vested on the date of grant.

    2.  Non-employee Director Stock Option Plan

    The Corporation (as the successor to High Point) has assumed outstanding options granted under the 1996 Non-employee Director Stock Option Plan. On February 20, 1996, options were granted under this plan to purchase a total of 117,000 shares at an exercise price of $5.63 per share, the fair market value of a share as of the date of grant. These options vest at a rate of 20% a year for five years.

    The following table shows the activity in the various stock option plans for the last three years.

                                                            Options outstanding
                                                                         Price
                                                          Shares       per share

       Balance, December 31, 1995                         114,000       $  5.63
       Granted                                            117,000          5.63
                                                          -------        ------

       Balance, December 31, 1996                         231,000          5.63
       Granted                                              6,000         10.52
       Exercised                                           (7,200)         5.63
       Forfeited                                          (16,200)         5.63
                                                          --------        ------

       Balance, December 31, 1997                         213,600   5.63 - 10.52
       Exercised                                          (81,600)         5.63
       Forfeited                                           (1,200)        10.52
                                                         ---------        ------

       Balance, December 31, 1998                         130,800 $5.63 - $10.52
                                                         ======== ==============






                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE P - STOCK OPTION PLANS - Continued

    The Corporation follows APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations when accounting for its stock option plans. Accordingly, the Corporation has not recognized a compensation cost for the stock option plans. SFAS No. 123, "Accounting for Stock-Based Compensation," requires determination of compensation cost for stock option plans based on the fair value of the options awarded at the respective grant dates. If the Corporation calculated compensation cost in that manner, the Corporation's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                       Year ended December 31,
                                                  1998         1997        1996
                                                   (Dollars in thousands except
                                                         per share amounts)

  Net income                  As reported      $  7,957     $  7,626    $  6,296
                              Pro forma           7,924        7,579       6,181

  Basic earnings per share    As reported      $   0.63     $   0.61    $   0.51
                              Pro forma            0.63         0.60        0.50

  Diluted earnings per share  As reported      $   0.63     $   0.60    $   0.50
                              Pro forma            0.62         0.60        0.49

    In the preceding table, the fair value of each option award is estimated as of the date of grant using a binomial option-pricing model with the following weighted average assumptions:

       o  Expected volatility of 59% for 1996 and 31% for 1997

       o A dividend rate of $0.10 per share beginning three years after the date of the grant for options issued in 1996 and 1997

       o  A risk-free interest rate of 5.3% for 1996 and 5.5% for 1997

       o Expected option life of seven years for options issued or vested in 1996 and 1997

          The following table summarizes information about the outstanding stock options at December 31, 1998.


                                              Number                        Weighted
                  Range of                outstanding at             average remaining           Number exercisable at
              exercise prices         December 31, 1998                 contractual life           December 31, 1998

                $  5.63                      126,000                     8.56 years                      86,400
                 $10.52                        4,800                     8.75 years                       4,800


                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE P - STOCK OPTION PLANS - Continued

    During 1989, the shareholders of Metropolitan approved a stock option plan (the Plan) for officers and key employees of Metropolitan. In accordance with the Plan, options to purchase 33,275 shares of Metropolitan's common stock could be granted. Prior to 1997, options to purchase 19,965 and 12,856 shares of the Metropolitan common stock at a price of $7.51 per share were granted to Metropolitan's President and Executive Vice President, respectively. All such options were exercisable within and would expire 10 years from the date of grant. All options under the Plan were exercised during 1997. The aforementioned amounts have not been adjusted to reflect either the subsequent conversion to Corporation shares or subsequent stock dividends, as such disclosure is not meaningful.

NOTE Q - COMMITMENTS AND CONTINGENCIES

    1.  Cash and Due From Banks

    Based on its level of deposits, NBSC is required to maintain an average reserve balance with the Federal Reserve Bank of New York. The amount of this reserve balance at December 31, 1998, was approximately $1,354,000.

    2.  Litigation

    From time to time, the Corporation and its subsidiaries are defendants in legal proceedings relating to their respective businesses. Management does not believe that the outcome of any legal proceeding that was pending as of December 31, 1998, or any other contingent liability or commitment, will materially affect the Corporation's consolidated financial position or results of operations.

    3.  Commitments With Off-Balance Sheet Risk

    The consolidated statements of financial condition do not reflect various commitments, such as commitments to extend credit and letters of credit, which the Corporation makes in the normal course of business. Management does not anticipate that the settlement of its outstanding off-balance sheet commitments will have a material adverse effect on the Corporation's consolidated financial position. However, as with typical loans, these commitments carry various degrees of credit risk.

    The Banks are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated financial statements. The contract or notional amounts of those instruments reflect the extent of involvement in particular classes of financial instruments. The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. The commitments to extend credit are as follows:
                                                               December  31,
                                                            1998          1997
                                                             (in thousands)
       Commitments to extend credit                       $ 96,924     $ 93,110
       Standby letters of credit and financial guarantees    3,419        4,318

                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE Q - COMMITMENTS AND CONTINGENCIES - Continued

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, residential real estate and income-producing commercial properties.

    Standby letters of credit and financial guarantees written are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Banks hold collateral supporting those commitments for which collateral is deemed necessary.

    4.  Lease Obligations

    Rentals under long-term operating leases amounted to approximately $511,000, $627,000, and $623,000 for the years ended December 31, 1998, 1997 and 1996, respectively, including rent expense to related parties of $277,000 in 1998 and $428,000 for 1997 and 1996. At December 31, 1998, the minimum commitments, which include rental, real estate tax and other related amounts, under all noncancellable leases with remaining terms of more than one year and expiring through 2008 are as follows:

       December 31,                                             Amount
                                                            (in thousands)
       1999                                                  $    436
       2000                                                       342
       2001                                                       303
       2002                                                       226
       2003                                                       166
       Thereafter                                                 544
                                                              -------------
                                                              $ 2,017

NOTE R - DIVIDEND LIMITATION

    A limitation exists on the ability of the Bank and Metropolitan to pay dividends to the Corporation. State of New Jersey Banking laws specify that no dividend shall be paid by a bank on its capital stock unless, following the payment of each such dividend, the capital stock of the bank will be unimpaired and the bank will have a surplus of not less than 50% of its capital stock, or, if not, the payment of such dividend will not reduce the surplus of the bank. Under these limitations, approximately $38.8 million was available for payment of dividends from the Bank and Metropolitan to the Corporation as of December 31, 1998.

    NBSC may not declare dividends in excess of the current year's earnings, plus the retained earnings from the prior two years, without prior approval from the Office of the Comptroller of the Currency. In addition, if NBSC sustains losses that exceed its aggregate retained earnings, NBSC may not pay dividends until the losses are recovered.

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE S - ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. Significant estimations were used for the purposes of this disclosure. Estimated fair values have been determined using the best available data and estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate their recorded book balances. The estimation methodologies used and the estimated fair values and carrying values of the financial instruments are set forth below:

    Cash and cash equivalents, accrued interest receivable and certificates of deposit

    The carrying amounts for cash and cash equivalents, accrued interest receivable and certificates of deposit approximate fair value.

    Securities

    The fair values for securities are based on quoted market prices or dealer prices, if available. If quoted market prices or dealer prices are not available, fair value is estimated using quoted market prices or dealer prices for similar securities.

    Loans

    The fair value of loans is estimated by discounting the future cash flows, using the current rates at which similar loans with similar remaining maturities would be made to borrowers with similar credit ratings.

    Deposits

    For demand, savings and club accounts, fair value is the carrying amount reported in the consolidated financial statements. For fixed-maturity certificates of deposit, fair value is estimated using the rates currently offered for deposits of similar remaining maturities.

    Securities sold under agreements to repurchase and long-term debt

    The fair value of securities sold under agreements to repurchase and long-term debt are based upon discounted value of contractual cash flows. The Corporation estimates the discount rate using the rates currently offered for similar borrowing arrangements.

    Commitments

    The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.





                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE S - ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

    The carrying values and estimated fair values of the Corporation's financial instruments are as follows:

                                                                                 December 31,
                                                                       1998                               1997
                                                             Carrying         Estimated         Carrying        Estimated
                                                              value          fair value           value         fair value
                                                                                   (in thousands)
      Financial assets
         Cash and cash equivalents                          $   63,805      $    63,805       $    62,157     $    62,157
         Certificates of deposit                                   204              204               102             102
         Securities available for sale                         165,282          165,282           151,186         151,186
         Securities held to maturity                            90,657           91,846            81,775          82,295
         Loans                                                 442,067          454,601           409,693         417,237
         Accrued interest receivable                             5,704            5,704             5,525           5,525
      Financial liabilities
         Deposits                                              711,811          714,837           651,901         653,765
         Securities sold under agreements to repurchase          8,110            8,110            11,737          11,737
         Long-term debt                                          5,000            5,298             5,000           5,057
      Commitments
         To extend credit                                          -                -                 -               -
         Standby letters of credit                                 -                  3               -                 3



    Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no established secondary market exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of the financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    In addition, fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business, and exclude the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets and liabilities include premises and equipment, other assets and other liabilities. In addition, the income tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

    Finally, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform evaluation methodologies introduces a greater degree of subjectivity to these estimated fair values.

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE T -   CONDENSED FINANCIAL STATEMENTS OF THE CORPORATION (PARENT
           COMPANY ONLY):

                           STATEMENTS OF CONDITION

                                                                        December 31,
                                                                    1998           1997
      Assets
        Cash and due from banks                             $     288,000      $   295,000
        Federal funds sold                                        142,000          115,000
        Land held for sale                                      1,865,000        1,865,000
        Securities available for sale                              18,000           17,000
        Investment in subsidiaries                             70,570,000       64,881,000
        Other assets                                              924,000          968,000
                                                              -----------      ------------

          Total assets                                        $73,807,000      $68,141,000
                                                               ==========      ===========

      Liabilities
        Other liabilities                                     $    44,000      $    14,000
        Stockholders' equity                                   73,763,000       68,127,000
                                                               ----------       ----------

          Total liabilities and stockholders' equity          $73,807,000      $68,141,000
                                                               ==========       ==========


                              STATEMENTS OF INCOME

                                                                       Year Ended December 31,
                                                                 1998         1997           1996


      Other income                                           $  11,000   $   61,000      $    62,000
      Dividends from subsidiary banks                        2,650,000    2,421,000          568,000
                                                            ----------   ----------      -----------

      Total income                                           2,661,000    2,482,000          630,000
                                                            ----------   ----------      -----------

      Interest expense                                          -            32,000          131,000
      Other expenses                                           396,000      233,000          443,000
                                                           -----------  -----------      -----------

      Total expense                                            396,000      265,000          574,000
                                                           -----------  -----------      -----------

      Income before income tax (benefit)                     2,265,000    2,217,000           56,000
      Income tax (benefit)                                    (120,000)     (70,000)              -
                                                           -----------  ------------     -----------

      Income before undistributed earnings of subsidiaries   2,385,000    2,287,000           56,000
      Equity in undistributed earnings of subsidiaries       5,572,000    5,339,000        6,240,000
                                                            ----------   -----------       ---------

          Net income                                       $ 7,957,000  $ 7,626,000      $ 6,296,000
                                                            ==========   ==========       ==========



                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE T - CONDENSED FINANCIAL STATEMENTS OF THE CORPORATION (PARENT COMPANY ONLY) - Continued

                            STATEMENTS OF CASH FLOWS

                                                                       Year Ended December  31,
                                                               1998               1997            1996
      Cash flows from operating activities
        Net income                                         $ 7,957,000       $ 7,626,000      $ 6,296,000
        Adjustments to reconcile net income to net cash
             provided by operating activities
          Unrealized loss on land held for sale                  -                 -              250,000
          Increase (decrease) in other liabilities             199,000            (9,000)         (28,000)
          Decrease (increase) in other assets                   44,000          (333,000)        (133,000)
          Equity in undistributed earnings of subsidiaries  (5,572,000)       (5,589,000)      (6,240,000)
                                                            ----------        ----------        ----------

          Net cash provided by operating activities          2,628,000         1,695,000          145,000
                                                            ----------        ----------      -----------

      Cash flows in investing activities
        Proceeds from sale and maturity of securities              -             198,000              -
        Decrease in interest bearing deposits                      -             123,000            2,000
        Proceeds received from option on land held for sale        -              20,000              -
                                                            ----------        ----------      -----------

          Net cash provided by investing activities                -             341,000            2,000
                                                            ----------        -----------    -------------
      Cash flows from financing activities
        Proceeds from issuances of common stock                760,000           939,000        1,373,000
        Cash dividends paid on common stock                 (2,586,000)       (1,988,000)      (1,704,000)
        Purchase of treasury stock                            (782,000)          (64,000)             -
        Repayments of long-term debt                               -            (973,000)        (424,000)
        Proceeds from equity contract conversion                   -                 -            396,000
                                                           ------------       -----------      -----------

          Net cash (used in) financing activities           (2,608,000)       (2,086,000)        (359,000)
                                                           ------------       -----------      -----------

          Net increase (decrease) in cash and
            cash equivalents                                    20,000           (50,000)        (212,000)

      Cash and cash equivalents at beginning                   410,000           460,000          672,000
                                                           ------------       -----------      -----------

      Cash and cash equivalents at ending.                 $   430,000       $   410,000      $   460,000
                                                           ===========       ===========      ===========







                                   (Continued)

                     LAKELAND BANCORP, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997



NOTE U - QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                     Quarter  Ended
                                                              March 31,        June 30,      September 30,   December 31,
                                                               1998              1998             1998            1998
                                                                      (In Thousands, Except Per Share Amounts)

      Total interest income.                                 $  12,813        $  12,814         $  13,008      $  13,580
      Total interest expense                                     4,915            4,846             5,001          5,114
                                                             ---------        ---------         ---------      ---------

      Net interest income.                                       7,898            7,968             8,007          8,466
      Provision for loan losses.                                    49               53                62            534
      Other income                                               1,469            1,396             1,366          1,542
      Other expenses                                             6,407            6,239             5,937          6,450
      Income taxes                                               1,032            1,105             1,176          1,111
                                                             ---------       ----------         ---------      ---------
           Net income                                       $    1,879       $    1,967        $    2,198     $    1,913
                                                             =========        =========         =========      =========

      Net income per share--basic and diluted              $     0.15        $     0.16       $     0.17      $     0.15

      Weighted average number of
           common shares outstanding
         Basic                                                  12,619           12,627            12,649         12,653
         Diluted                                                12,748           12,756            12,760         12,734

                                                                                     Quarter  Ended
                                                              March 31,        June 30,      September 30,   December 31,
                                                                 1997             1997            1997           1997
                                                                       (In Thousands, Except Per Share Amounts)

      Total interest income.                                 $  11,855        $  12,145         $  12,998      $  12,926
      Total interest expense                                     4,645            4,673             4,914          5,018
                                                             ---------        ---------         ---------      ---------

      Net interest income.                                       7,210            7,472             8,084          7,908
      Provision for loan losses.                                   116               77                98            735
      Other income                                               1,457            1,435             1,465          1,604
      Other expenses                                             5,738            5,752             5,916          6,343
      Income taxes                                                 988            1,067             1,265            914
                                                            ----------        ---------         ---------      ---------
           Net income                                       $    1,825       $    2,011        $    2,270     $    1,520
                                                             =========        =========         =========      =========

      Net income per share
         Basic                                              $    0.15         $    0.16        $    0.18       $    0.12
         Diluted                                                 0.14              0.16             0.18            0.12

      Weighted average number of
           common shares outstanding
         Basic                                                  12,505           12,521            12,531         12,585
         Diluted                                                12,666           12,686            12,700         12,703

